Exhibit 99.1

Sealed Air Reports Q2 2024 Results
Second Quarter 2024 Highlights and Financial Results
•Patrick Kivits joined Sealed Air as Chief Executive Officer
•Dustin Semach promoted to President and Chief Financial Officer
•Volume growth in Food driven by strong end-market demand
•Protective volume weakness now expected to persist throughout 2024 into 2025
•CTO2Grow on track to generate $90 million of incremental cost savings for full-year 2024
•Strong generation of cash flow from operations and continued debt reduction

($ millions, except per share data)

GAAP Results	Second Quarter
	2024	2023	Reported △%	Constant Currency △%
Net Sales	$1,345.1	$1,380.8	(2.6)%	(1.7)%
Net Earnings	$97.8	$93.9	4.2%
Diluted EPS	$0.67	$0.65	3.1%
Cash Flow from Operations (YTD)	$313.3	$(6.6)

Non-GAAP Results	Second Quarter
	2024	2023	Reported △%
Adjusted EBITDA	$285.5	$280.3	1.9%
Adjusted Net Earnings	$120.7	$115.5	4.5%
Adjusted Diluted EPS	$0.83	$0.80	3.7%
Free Cash Flow (YTD)	$207.5	$44.7(1)

(1)     2023 excludes the impact of a $175 million tax deposit to resolve certain U.S. tax matters.
Unless otherwise stated, all results compare second quarter 2024 results to second quarter 2023 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported.
CHARLOTTE, N.C., August 8, 2024 – Sealed Air Corporation (NYSE: SEE) announced second quarter 2024 financial results and business updates.
“Our second quarter results were ahead of our expectations, reflecting strong sequential demand within our Food business, accelerated benefits from our CTO2Grow program that more than offset the continued pressure within our Protective business,” said Patrick Kivits, Sealed Air’s CEO. "I have joined Sealed Air at a pivotal time in its journey. I plan on accelerating the transformation that began eight months ago to restore business fundamentals and drive long-term sustainable growth. Our people are at the center of this transformation and I want to express my appreciation for their commitment to Sealed Air and our customers. I am excited about the opportunities ahead of us."
“For the remainder of the year, our Food businesses’ performance is being offset by weaker than expected volumes within Protective. At this time, we do not see a catalyst for the volumes to inflect in Protective and expect this trend to continue into 2025,“ said Dustin Semach, Sealed Air's President and CFO. “We delivered strong free cash flow in the first half and continued to strengthen the balance sheet, putting us ahead of pace for free cash flow generation for the full year."

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Second Quarter 2024 Financial Highlights
Net sales of $1.35 billion decreased 3% as reported, with EMEA decreasing 5%, APAC decreasing 3% and the Americas decreasing 2%. Net sales decreased $24 million, or 2%, on a constant dollar basis. Price had an unfavorable impact of $41 million, or 3%. Volumes increased by $18 million, or 1%.
Income tax expense was $38 million, resulting in an effective tax rate of 27.8% in the quarter. This compares to an income tax expense of $45 million in the prior year, or an effective tax rate of 32.5%. The lower effective tax rate is primarily driven by lower accruals for uncertain tax positions in the current year. The Adjusted Tax Rate was 25.5% in the quarter, as compared to 26.9% in the prior year.
Net earnings were $98 million, or $0.67 per diluted share, as compared to net earnings of $94 million, or $0.65 per diluted share in the prior year. The current year results were impacted by $27 million of Special Items expense, including $9 million of restructuring and other associated costs related to the cost take-out to grow program ("CTO2Grow Program"), $8 million related to the amortization of Liquibox intangible assets and $7 million loss on debt redemption and refinancing activities. The prior year results were impacted by $19 million of Special Items expense, primarily related to the Liquibox acquisition. Adjusted earnings per diluted share increased to $0.83, from $0.80 in the prior year, primarily due to higher Adjusted EBITDA and lower interest expense, partially offset by higher depreciation and amortization.
Adjusted EBITDA was $285 million, or 21.2% of net sales, as compared to $280 million, or 20.3% in the prior year. The increase in Adjusted EBITDA was primarily due to lower operating costs driven by productivity benefits as a result of the CTO2Grow Program and higher volumes, partially offset by unfavorable net price realization.
Business Segment Highlights
Second quarter net sales in Food were $894 million, an increase of 2% as reported. Currency fluctuations had an unfavorable impact of $7 million, or 1%. On a constant dollar basis, net sales increased $21 million, or 2%. Volumes increased $47 million, or 5%, with growth in all regions driven by strength in end-market demand and share gains within our case ready solutions. Price had an unfavorable impact of $26 million, or 3%. Adjusted EBITDA of $205 million, or 22.9% of net sales, increased 7% from $191 million, or 21.7% of net sales. The increase in Adjusted EBITDA was primarily attributable to higher volumes.
Second quarter net sales in Protective were $451 million, a decrease of 10% as reported. Currency fluctuations had an unfavorable impact of $4 million, or 1%. On a constant dollar basis, net sales decreased $44 million, or 9%. Volumes decreased $29 million, or 6%, resulting from a slowdown in automation sales and continued weakness in our industrial and fulfillment portfolios. Price had an unfavorable impact of $15 million, or 3%. Adjusted EBITDA of $82 million, or 18.1% of net sales, decreased 15% from $96 million, or 19.2% of net sales. The decrease in Adjusted EBITDA was primarily attributable to lower volumes and unfavorable net price realization, partially offset by lower operating costs driven by productivity benefits, including our CTO2Grow Program.
Cash Flow and Net Debt
Cash flow from operating activities during the first six months of 2024 was a source of $313 million, as compared to a use of $7 million during the prior year period, which included a $175 million tax deposit.
Capital expenditures in the first six months of 2024 were $106 million, as compared to $124 million during the prior year period. Free Cash Flow, defined as net cash from operating activities less capital expenditures, was a source of $207 million for the first six months of 2024, as compared to a use of $130 million during the prior year period. Excluding the $175 million tax deposit, Free Cash Flow was a source of $45 million for the first six months of 2023.
Dividend payments for the first six months of both 2024 and 2023 were $60 million.
Total debt was $4.6 billion as of June 30, 2024 and $4.7 billion as of December 31, 2023. Net Debt, defined as total debt less cash and cash equivalents, was $4.2 billion as of June 30, 2024 and $4.3 billion as of December 31, 2023. As of June 30, 2024, SEE had approximately $1.4 billion of available liquidity comprised of $389 million of cash and $1.0 billion of available and unused lines of credit under our committed credit facilities. The net leverage ratio, defined as net debt divided by last twelve months Adjusted EBITDA, decreased to 3.8x as of June 30, 2024 as compared to 3.9x as of December 31, 2023.

2

2024 Full Year and Q3 Outlook

2024 Outlook	Q3	Full-Year
Net Sales	$1.33 billion	$5.2 to $5.6 billion
Adjusted EBITDA	$265 million	$1.05 to $1.15 billion
Adjusted EPS	$0.67	$2.65 to $3.05
Free Cash Flow		$325 to $425 million
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We have not provided guidance for the most directly comparable GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility of certain Special Items.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Thursday, August 8, 2024 at 10:00 a.m. (ET) to discuss our Second Quarter 2024 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter. A slide presentation, which includes supplemental information relating to the Company’s second quarter earnings will be made available through the “Presentations & Events” section of the Company’s Investor Relations website at https://ir.sealedair.com/events-and-presentations prior to the call.
About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2023, Sealed Air generated $5.5 billion in sales and has approximately 17,000 employees who serve customers in 115 countries/territories.
www.sealedair.com
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Information
In this press release, we include certain non-GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, net leverage ratio and Adjusted Tax Rate. Management uses non-GAAP financial measures to assess operating and financial performance, set budgets, provide guidance and compare with peers’ performance. We believe such non-GAAP financial measures are useful to investors. Non-GAAP financial measures should not be considered in isolation from or as a substitute for GAAP information. See the attached supplementary information for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Information reconciling forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures is not presented because it is not available without unreasonable effort. The reconciling information that is not available includes forward-looking ranges of certain Special Items with high variability, complexity and low visibility. We are unable to address the probable significance of such unavailable information, which could have a potential significant impact on our future GAAP financial results.

3

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include global economic and political conditions, including recessionary and inflationary pressures, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, failure to realize synergies and other financial benefits from acquisitions within the expected time frames, greater than expected costs or difficulties related to acquisition integrations, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, negative impacts related to the ongoing conflict between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, uncertainties relating to existing or potential increased hostilities in the Middle East, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, regulatory actions and legal matters, and other important factors discussed in the “Risk Factors” section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

Company Contacts

Investors
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841

Louise Lagache
louise.lagache@sealedair.com

Media
Amanda Hoggarth
amanda.hoggarth@sealedair.com

4

Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2024	2023	2024	2023
Net sales	$1,345.1	$1,380.8	$2,674.7	$2,729.6
Cost of sales	929.1	962.8	1,857.9	1,906.5
Gross profit	416.0	418.0	816.8	823.1
Selling, general and administrative expenses	191.6	185.7	377.1	407.3
Amortization expense of intangible assets	16.3	15.4	31.1	30.6
Restructuring charges	2.5	0.6	18.0	(0.6)
Operating profit	205.6	216.3	390.6	385.8
Interest expense, net	(63.3)	(68.7)	(128.4)	(126.5)
Other expense, net	(6.8)	(8.4)	(7.6)	(23.4)
Earnings before income tax provision	135.5	139.2	254.6	235.9
Income tax provision	37.7	45.3	73.4	79.1
Net earnings from continuing operations	97.8	93.9	181.2	156.8
Gain (Loss) on sale of discontinued operations, net of tax	0.5	5.2	(0.9)	4.2
Net earnings	$98.3	$99.1	$180.3	$161.0
Basic:
Continuing operations	$0.67	$0.65	$1.25	$1.09
Discontinued operations	—	0.04	(0.01)	0.03
Net earnings per common share - basic	$0.67	$0.69	$1.24	$1.12
Weighted average common shares outstanding - basic	145.7	144.5	145.3	144.3

Diluted:
Continuing operations	$0.67	$0.65	$1.24	$1.08
Discontinued operations	—	0.03	—	0.03
Net earnings per common share - diluted	$0.67	$0.68	$1.24	$1.11
Weighted average common shares outstanding - diluted	146.0	144.8	145.7	144.8

5

Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$388.6	$346.1
Trade receivables, net	471.5	442.6
Income tax receivables	20.5	44.9
Other receivables	96.7	94.2
Advances and deposits	70.2	72.8
Inventories, net	806.1	774.3
Prepaid expenses and other current assets	197.3	188.4
Total current assets	2,050.9	1,963.3
Property and equipment, net	1,416.7	1,416.4
Goodwill	2,884.1	2,892.5
Identifiable intangible assets, net	409.9	439.0
Deferred taxes	135.3	130.8
Operating lease right-of-use-assets	97.2	86.5
Other non-current assets	274.3	272.1
Total assets	$7,268.4	$7,200.6
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$134.7	$140.7
Current portion of long-term debt	50.6	35.7
Current portion of operating lease liabilities	28.1	29.2
Accounts payable	836.6	764.6
Accrued restructuring costs	18.9	23.1
Income tax payable	30.5	28.7
Other current liabilities	474.7	487.0
Total current liabilities	1,574.1	1,509.0
Long-term debt, less current portion	4,429.6	4,513.9
Long-term operating lease liabilities, less current portion	77.3	66.7
Deferred taxes	34.8	35.8
Other non-current liabilities	502.5	525.7
Total liabilities	6,618.3	6,651.1

Stockholders’ equity:
Preferred stock	—	—
Common stock	15.5	15.4
Additional paid-in capital	1,431.4	1,429.5
Retained earnings	617.8	496.5
Common stock in treasury	(404.2)	(436.4)
Accumulated other comprehensive loss, net of taxes	(1,010.4)	(955.5)
Total stockholders’ equity	650.1	549.5
Total liabilities and stockholders’ equity	$7,268.4	$7,200.6

6

Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In USD millions)	2024	2023
Net earnings	$180.3	$161.0
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	154.3	154.4
Changes in operating assets and liabilities:
Trade receivables, net	(43.2)	37.5
Inventories, net	(60.2)	(19.4)
Accounts payable	77.0	(95.9)
Customer advance payments	(4.9)	(0.7)
Income tax receivable/payable	26.6	(4.2)
Tax deposit	—	(175.0)
Other assets and liabilities	(16.6)	(64.3)
Net cash provided by (used in) operating activities	$313.3	$(6.6)
Cash flows from investing activities:
Capital expenditures	(105.8)	(123.7)
Proceeds related to sale of business and property and equipment, net	0.3	0.7
Business acquired in purchase transactions, net of cash acquired	4.2	(1,163.0)
(Payments) proceeds associated with debt, equity and equity method investments	(1.1)	3.3
Investment in marketable securities	(2.2)	—
Settlement of foreign currency forward contracts	5.1	10.3
Proceeds from cross-currency swaps	1.6	—
Net cash used in investing activities	$(97.9)	$(1,272.4)
Cash flows from financing activities:
Net (payments) proceeds from short-term borrowings	(2.8)	306.2
Proceeds from long-term debt	404.0	1,411.4
Payments of long-term debt	(478.6)	(432.9)
Payments of debt modification/extinguishment costs and other	(6.8)	(14.1)
Dividends paid on common stock	(59.6)	(60.0)
Impact of tax withholding on share-based compensation	(8.0)	(21.0)
Repurchases of common stock	—	(79.9)
Principal payments related to financing leases	(3.9)	(4.3)
Net cash (used in) provided by financing activities	$(155.7)	$1,105.4
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(17.2)	$2.6
Cash and cash equivalents	346.1	456.1
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$346.1	$456.1
Net change during the period	$42.5	$(171.0)
Cash and cash equivalents	388.6	285.1
Restricted cash and cash equivalents	—	—
Balance, end of period	$388.6	$285.1

Non-GAAP Free Cash Flow:
Cash flow from operating activities	$313.3	$(6.6)
Capital expenditures	(105.8)	(123.7)
Non-GAAP Free Cash Flow	$207.5	$(130.3)

7

	Six Months Ended June 30,
(In USD millions)	2024	2023
Supplemental Cash Flow Information:
Interest payments	$154.1	$119.6
Income tax payments, net of cash refunds(2)	$57.0	$273.4
Restructuring payments including associated costs	$31.9	$7.2
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$25.4	$23.9

(1)2024 adjustments primarily consist of depreciation and amortization of $120 million, share-based compensation expense of $15 million, profit sharing expense of $13 million, provision for inventory obsolescence of $11 million and loss on debt redemption and refinancing activities of $7 million. 2023 adjustments primarily consist of depreciation and amortization of $115 million, share-based compensation expense of $20 million, profit sharing expense of $13 million, provision for inventory obsolescence of $12 million, and loss on debt redemption and refinancing activities of $5 million.
(2)2023 includes a $175 million tax deposit related to the resolution of certain U.S. tax matters.

8

Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2023 Net Sales	$880.6	63.8%	$500.2	36.2%	$1,380.8	100.0%

Price	(26.0)	(3.0)%	(15.4)	(3.1)%	(41.4)	(3.0)%
Volume(1)	46.6	5.3%	(29.1)	(5.8)%	17.5	1.3%
Total constant dollar change (non-GAAP)(2)	20.6	2.3%	(44.5)	(8.9)%	(23.9)	(1.7)%
Foreign currency translation	(7.4)	(0.8)%	(4.4)	(0.9)%	(11.8)	(0.9)%
Total change (GAAP)	13.2	1.5%	(48.9)	(9.8)%	(35.7)	(2.6)%

2024 Net Sales	$893.8	66.4%	$451.3	33.6%	$1,345.1	100.0%

	Six Months Ended June 30,
(In USD millions)	Food		Protective		Total Company
2023 Net Sales	$1,733.7	63.5%	$995.9	36.5%	$2,729.6	100.0%

Price	(58.9)	(3.4)%	(30.0)	(3.0)%	(88.9)	(3.3)%
Volume(1)	71.7	4.1%	(47.9)	(4.8)%	23.8	0.9%
Total organic change (non-GAAP)(2)	12.8	0.7%	(77.9)	(7.8)%	(65.1)	(2.4)%
Acquisition	23.5	1.4%	—	—%	23.5	0.9%
Total constant dollar change (non-GAAP)(2)	36.3	2.1%	(77.9)	(7.8)%	(41.6)	(1.5)%
Foreign currency translation	(7.8)	(0.5)%	(5.5)	(0.6)%	(13.3)	(0.5)%
Total change (GAAP)	28.5	1.6%	(83.4)	(8.4)%	(54.9)	(2.0)%

2024 Net Sales	$1,762.2	65.9%	$912.5	34.1%	$2,674.7	100.0%

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Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2023 Net Sales	$909.5	65.9%	$289.0	20.9%	$182.3	13.2%	$1,380.8	100.0%
Price	(27.1)	(3.0)%	(12.4)	(4.3)%	(1.9)	(1.0)%	(41.4)	(3.0)%
Volume(1)	12.9	1.4%	0.7	0.2%	3.9	2.1%	17.5	1.3%
Total constant dollar change (non-GAAP)(2)	(14.2)	(1.6)%	(11.7)	(4.1)%	2.0	1.1%	(23.9)	(1.7)%
Foreign currency translation	(1.6)	(0.1)%	(3.5)	(1.2)%	(6.7)	(3.7)%	(11.8)	(0.9)%
Total change (GAAP)	(15.8)	(1.7)%	(15.2)	(5.3)%	(4.7)	(2.6)%	(35.7)	(2.6)%

2024 Net Sales	$893.7	66.4%	$273.8	20.4%	$177.6	13.2%	$1,345.1	100.0%

	Six Months Ended June 30,
(In USD millions)	Americas		EMEA		APAC		Total
2023 Net Sales	$1,787.6	65.5%	$578.5	21.2%	$363.5	13.3%	$2,729.6	100.0%

Price	(62.2)	(3.5)%	(24.0)	(4.2)%	(2.7)	(0.7)%	(88.9)	(3.3)%
Volume(1)	27.3	1.5%	(8.2)	(1.4)%	4.7	1.3%	23.8	0.9%
Total organic change (non-GAAP)(2)	(34.9)	(2.0)%	(32.2)	(5.6)%	2.0	0.6%	(65.1)	(2.4)%
Acquisition	17.2	1.0%	4.0	0.7%	2.3	0.6%	23.5	0.9%
Total constant dollar change (non-GAAP)(2)	(17.7)	(1.0)%	(28.2)	(4.9)%	4.3	1.2%	(41.6)	(1.5)%
Foreign currency translation	4.7	0.3%	(3.0)	(0.5)%	(15.0)	(4.1)%	(13.3)	(0.5)%
Total change (GAAP)	(13.0)	(0.7)%	(31.2)	(5.4)%	(10.7)	(2.9)%	(54.9)	(2.0)%

2024 Net Sales	$1,774.6	66.3%	$547.3	20.5%	$352.8	13.2%	$2,674.7	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total organic change is a non-GAAP financial measure which excludes acquisitions within the first twelve months after acquisition, divestiture activity from the time of the sale, and the impact of foreign currency translation. Total constant dollar change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

10

Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2024	2023	2024	2023
Adjusted EBITDA from continuing operations:
Food	$204.6	$191.0	$394.2	$385.8
Adjusted EBITDA Margin(1)	22.9%	21.7%	22.4%	22.3%
Protective	81.8	95.9	171.3	176.3
Adjusted EBITDA Margin(1)	18.1%	19.2%	18.8%	17.7%
Corporate	(0.9)	(6.6)	(1.7)	(14.5)
Non-GAAP Consolidated Adjusted EBITDA	$285.5	$280.3	$563.8	$547.6
Adjusted EBITDA Margin(1)	21.2%	20.3%	21.1%	20.1%

(1)Adjusted EBITDA divided by net sales.

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2024	2023	2024	2023
GAAP Net earnings from continuing operations	$97.8	$93.9	$181.2	$156.8
Interest expense, net	63.3	68.7	128.4	126.5
Income tax provision	37.7	45.3	73.4	79.1
Depreciation and amortization, net of adjustments(1)	60.1	53.6	121.0	122.5
Special Items:
Liquibox intangible amortization	7.7	7.5	15.2	12.5
Liquibox inventory step-up expense	—	2.4	—	10.8
Restructuring charges	2.5	0.6	18.0	(0.6)
Other restructuring associated costs	6.4	0.1	13.2	(0.1)
Foreign currency exchange loss due to highly inflationary economies	0.6	3.1	5.5	5.7
Loss on debt redemption and refinancing activities	6.8	—	6.8	4.9
Contract terminations	—	—	(0.1)	—
Charges related to acquisition and divestiture activity	1.0	4.8	(0.9)	21.7
Other Special Items	1.6	0.3	2.1	7.8
Pre-tax impact of Special items	26.6	18.8	59.8	62.7
Non-GAAP Consolidated Adjusted EBITDA	$285.5	$280.3	$563.8	$547.6

(1)Depreciation and amortization by segment are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2024	2023	2024	2023
Food	$46.3	$41.0	$93.2	$87.7
Protective	21.5	20.1	43.0	47.3
Consolidated depreciation and amortization(i)	$67.8	$61.1	$136.2	$135.0
Liquibox intangible amortization	(7.7)	(7.5)	(15.2)	(12.5)
Depreciation and amortization, net of adjustments	$60.1	$53.6	$121.0	$122.5

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(i) Includes share-based incentive compensation of $7.2 million and $15.9 million for the three and six months ended June 30, 2024, respectively, $2.2 million and $20.2 million for the three and six months ended June 30, 2023, respectively.

The calculation of the non-GAAP Adjusted Tax Rate is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions)	2024	2023	2024	2023
GAAP Earnings before income tax provision from continuing operations	$135.5	$139.2	$254.6	$235.9
Pre-tax impact of Special Items	26.6	18.8	59.8	62.7
Non-GAAP Adjusted Earnings before income tax provision	$162.1	$158.0	$314.4	$298.6

GAAP Income tax provision from continuing operations	$37.7	$45.3	$73.4	$79.1
Tax Special Items(1)	(2.7)	(5.7)	(6.8)	(12.0)
Tax impact of Special Items	6.4	2.9	14.3	9.1
Non-GAAP Adjusted Income tax provision	$41.4	$42.5	$80.9	$76.2

GAAP Effective income tax rate	27.8%	32.5%	28.8%	33.5%
Non-GAAP Adjusted Tax Rate	25.5%	26.9%	25.7%	25.5%

(1)For the three and six months ended June 30, 2024 and June 30, 2023, Tax Special Items primarily reflect accruals for uncertain tax positions.

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Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-GAAP Adjusted
Net Earnings and Non-GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
GAAP net earnings and diluted EPS from continuing operations	$97.8	$0.67	$93.9	$0.65	$181.2	$1.24	$156.8	$1.08
Special Items(1)	22.9	0.16	21.6	0.15	52.3	0.36	65.6	0.45
Non-GAAP adjusted net earnings and adjusted diluted EPS	$120.7	$0.83	$115.5	$0.80	$233.5	$1.60	$222.4	$1.53
Weighted average number of common shares outstanding - Diluted		146.0		144.8		145.7		144.8

(1)Special Items include items in the table below.

	Three Months Ended June 30,		Six Months Ended June 30,
(In USD millions, except per share data)	2024	2023	2024	2023
Special Items:
Liquibox intangible amortization	$7.7	$7.5	$15.2	$12.5
Liquibox inventory step-up expense	—	2.4	—	10.8
Restructuring charges	2.5	0.6	18.0	(0.6)
Other restructuring associated costs	6.4	0.1	13.2	(0.1)
Foreign currency exchange loss due to highly inflationary economies	0.6	3.1	5.5	5.7
Loss on debt redemption and refinancing activities	6.8	—	6.8	4.9
Contract terminations	—	—	(0.1)	—
Charges related to acquisition and divestiture activity(i)	1.0	4.8	(0.9)	21.7
Other Special Items(ii)	1.6	0.3	2.1	7.8
Pre-tax impact of Special Items	26.6	18.8	59.8	62.7
Tax impact of Special Items and Tax Special Items	(3.7)	2.8	(7.5)	2.9
Net impact of Special Items	$22.9	$21.6	$52.3	$65.6
Weighted average number of common shares outstanding - Diluted	146.0	144.8	145.7	144.8
Loss per share impact from Special Items	$(0.16)	$(0.15)	$(0.36)	$(0.45)

(i)    Charges related to acquisition and divestiture activity for the six months ended June 30, 2024 primarily consists of income recognized on the final purchase price settlement related to the Liquibox acquisition, partially offset by integration expenses.
(ii)    Other Special Items for the six months ended June 30, 2023 primarily relate to a one-time, non-cash cumulative translation adjustment (CTA) loss recognized due to the wind-up of one of our legal entities.

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Calculation of Net Debt
(Unaudited)

(In USD millions)	June 30, 2024	December 31, 2023
Short-term borrowings	$134.7	$140.7
Current portion of long-term debt	50.6	35.7
Long-term debt, less current portion	4,429.6	4,513.9
Total debt	4,614.9	4,690.3
Less: cash and cash equivalents	(388.6)	(346.1)
Non-GAAP Net Debt	$4,226.3	$4,344.2

Net Leverage Ratio (Net Debt / Last Twelve Months Adjusted EBITDA)	3.8x	3.9x

	Last Twelve Months Ended
(In USD millions)	June 30, 2024	December 31, 2023
GAAP Net earnings from continuing operations	$363.7	$339.3
Interest expense, net	264.9	263.0
Income tax provision	84.7	90.4
Depreciation and amortization, net of adjustments	238.1	239.6
Special Items:
Liquibox intangible amortization	30.6	27.9
Liquibox inventory step-up expense	(0.6)	10.2
Restructuring charges	34.2	15.6
Other restructuring associated costs	47.8	34.5
Foreign currency exchange loss due to highly inflationary economies	22.9	23.1
Loss on debt redemption and refinancing activities	15.1	13.2
Contract terminations	14.5	14.6
Charges related to acquisition and divestiture activity	5.7	28.3
CEO severance	6.1	6.1
Other Special Items	(4.9)	0.8
Pre-tax impact of Special items	171.4	174.3
Non-GAAP Consolidated Adjusted EBITDA	$1,122.8	$1,106.6

14